STARK • WINTER • SCHENKEIN

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Gold Resource Corp.

We hereby consent to the incorporation by reference in this registration statement, Post-Effective Amendment No. 3 to Form SB-2 of our report dated March 27, 2007, relating to the consolidated financial statements of Gold Resource Corporation as of December 31, 2006 and for the years ended December 31, 2006 and 2005, and the period from August 24, 1998 (inception) to December 31, 2006.

Stark Winter Schenkein & Co., LLP

Denver, Colorado
May 4, 2007